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Exhibit 8.1

[BAKER BOTTS L.L.P. LETTERHEAD]

April 19, 2005

TransMontaigne Partners L.P.
1670 Broadway, Suite 3100
Denver, Colorado 80202

  RE:
  TRANSMONTAIGNE PARTNERS L.P.; REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

        We are acting as counsel to TransMontaigne Partners L.P., a Delaware limited partnership (the "Partnership"), and TransMontaigne GP L.L.C., a Delaware limited liability company (the "General Partner"), with respect to certain legal matters in connection with the offer and sale of common units representing limited partner interests in the Partnership pursuant to a Registration Statement on Form S-1 (Registration No. 333-123219) (the "Registration Statement"). In connection therewith, we have prepared the discussion (the "Discussion") set forth under the caption "Material tax consequences" in the Registration Statement.

        We hereby confirm that all statements of legal conclusions contained in the Discussion reflect the opinion of Baker Botts L.L.P. with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth therein.

        In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Registration Statement, (ii) certain other filings made by the Partnership with the Securities and Exchange Commission (the "Commission"), (iii) a representation letter provided to us by the Partnership in support of this opinion, and (iv) other information provided to us by the Partnership, the General Partner, and TransMontaigne Inc.

        We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Discussion. This consent does not constitute an admission that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                      Very truly yours,

                      /s/ BAKER BOTTS L.L.P.

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  Exhibit 8.1